Metris Receivables, Inc.                           Metris Master Trust                                              Monthly Report
Securityholders' Statement                            Series 2004-2                                                       May-2005
Section 5.2                                                                          Class A             Class M         Class B
(i)  Security Amount ...........................................................  335,800,000.00      75,400,000.00  83,000,000.00
(ii)  Security Principal Distributed ...........................................            0.00               0.00           0.00
(iii)  Security Interest Distributed * .........................................      936,882.00         225,948.67     268,735.56
        Security Interest Distributed based on $1,000 per Security .............       2.7900000          2.9966667      3.2377778
(iv)  Principal Collections ....................................................   23,127,923.10       5,193,107.21   5,716,550.38
(v)  Finance Charge Collections ................................................    7,678,279.12       1,724,068.61   1,897,847.44
       Recoveries ..............................................................      309,059.42          69,395.71      76,390.51
       Pre-Funding Account/Funding Period Reserve Investment Earnings ..........            0.00               0.00           0.00
       Accumulation Period Reserve Account Investment Earnings .................            0.00               0.00           0.00
         Total Finance Charge Collections ......................................    7,987,338.54       1,793,464.32   1,974,237.95
                           Total Collections ...................................   31,115,261.64       6,986,571.53   7,690,788.33
(vi)  Aggregate Amount of Principal Receivables ................................              --                 --             --
       Invested Amount (End of Month) ..........................................  335,800,000.00      75,400,000.00  83,000,000.00
       Floating Allocation Percentage ..........................................       5.9689819%         1.3402657%     1.4753588%
       Fixed/Floating Allocation Percentage ....................................       5.9689819%         1.3402657%     1.4753588%
       Invested Amount (Beginning of Month) ....................................  335,800,000.00      75,400,000.00  83,000,000.00
       Average Daily Invested Amount ...........................................              --                 --             --
(vii)  Receivable Delinquencies (As a % of Total Receivables) ..................              --                 --             --
       Current .................................................................              --                 --             --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ..............              --                 --             --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) .............              --                 --             --
       90 Days and Over (60+ Days Contractually Delinquent) ....................              --                 --             --
                           Total Receivables ...................................              --                 --             --
(viii)  Aggregate Investor Default Amount ......................................              --                 --             --
         As a % of Average Daily Invested Amount ...............................              --                 --             --
        (Annualized based on 365 days/year) ....................................              --                 --             --
(ix)  Charge-Offs ..............................................................               0                  0              0
(x)  Servicing Fee .............................................................              --                 --             --
(xi)  Unreimbursed Redirected Principal Collections ............................              --                 --             --
(xii)  Excess Funding Account Balance ..........................................              --                 --             --
(xiii)  New Accounts Added .....................................................              --                 --             --
(xiv)  Average Gross Portfolio Yield ...........................................              --                 --             --
         Average Net Portfolio Yield ...........................................              --                 --             --
(xv)  Minimum Base Rate ........................................................              --                 --             --
        Excess Spread ..........................................................              --                 --             --
(xvi)  Principal Funding Account Balance .......................................              --                 --             --
(xvii)  Accumulation Shortfall .................................................              --                 --             --
(xviii)  Scheduled date for the commencement of the Accumulation Period ........              --                 --             --
        Accumulation Period Length .............................................              --                 --             --
(xix)  Principal Funding Account Investment Proceeds Deposit ...................              --                 --             --
        Required Reserve Account Amount ........................................              --                 --             --
        Available Reserve Account Amount .......................................              --                 --             --
        Covered Amount .........................................................              --                 --             --
(xx)  Aggregate Interest Rate Caps Notional Amount .............................              --                 --             --
        Deposit to the Caps Proceeds Account ...................................              --                 --             --
(xxi)  Net Excess Spread Trigger Event Occurrence ..............................              --                 --             --
          Invested Amount ......................................................              --                 --             --
          Current One Month Excess Spread (%) ..................................              --                 --             --
          Current Three Month Average Excess Spread (%) ........................              --                 --             --
          Note Reserve (%) .....................................................              --                 --             --
          Note Reserve Maximum as of 6/16/05 ($) ...............................              --                 --             --
              Note Reserve A/C,  Beginning Balance, 5/01/05 ....................              --                 --             --
              Current Month Deposits ...........................................              --                 --             --
              Current Month Releases ...........................................              --                 --             --
          Note Reserve Account, Ending Balance, 5/31/05 ........................              --                 --             --
          Class D Reserve Maximum ($) ..........................................              --                 --             --
              Class D Reserve A/C,  Beginning Balance, 5/01/05 .................              --                 --             --
              Current Month Deposits ...........................................              --                 --             --
              Current Month Releases ...........................................              --                 --             --
          Class D Reserve Account, Ending Balance, 5/31/05 .....................              --                 --             --

                                                                                Excess Collateral         Total
(i)  Security Amount ...........................................................  260,516,000.00     754,716,000.00
(ii)  Security Principal Distributed ...........................................            0.00               0.00
(iii)  Security Interest Distributed * .........................................      692,767.33       2,124,333.56
        Security Interest Distributed based on $1,000 per Security .............       4.3680160         13.3924604
(iv)  Principal Collections ....................................................   17,942,805.28      51,980,385.97
(v)  Finance Charge Collections ................................................    5,956,862.90      17,257,058.08
       Recoveries ..............................................................      239,770.47         694,616.10
       Pre-Funding Account/Funding Period Reserve Investment Earnings ..........            0.00               0.00
       Accumulation Period Reserve Account Investment Earnings .................            0.00               0.00
         Total Finance Charge Collections ......................................    6,196,633.37      17,951,674.18
                           Total Collections ...................................   24,139,438.65      69,932,060.15
(vi)  Aggregate Amount of Principal Receivables ................................              --   5,625,749,974.20
       Invested Amount (End of Month) ..........................................  260,516,000.00     754,716,000.00
       Floating Allocation Percentage ..........................................       4.6307781%        13.4153847%
       Fixed/Floating Allocation Percentage ....................................       4.6307781%        13.4153847%
       Invested Amount (Beginning of Month) ....................................  260,516,000.00     754,716,000.00
       Average Daily Invested Amount ...........................................              --     754,716,000.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) ..................              --                 --
       Current .................................................................           88.02%  5,196,789,926.46
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ..............            4.14%    244,475,441.01
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) .............            2.15%    127,205,466.49
       90 Days and Over (60+ Days Contractually Delinquent) ....................            5.68%    335,564,706.37
                           Total Receivables ...................................          100.00%  5,904,035,540.33
(viii)  Aggregate Investor Default Amount ......................................              --       9,634,358.03
         As a % of Average Daily Invested Amount ...............................              --                 --
        (Annualized based on 365 days/year) ....................................              --              15.03%
(ix)  Charge-Offs ..............................................................               0               0.00
(x)  Servicing Fee .............................................................              --       1,281,983.34
(xi)  Unreimbursed Redirected Principal Collections ............................              --               0.00
(xii)  Excess Funding Account Balance ..........................................              --               0.00
(xiii)  New Accounts Added .....................................................              --            172,081
(xiv)  Average Gross Portfolio Yield ...........................................              --              28.01%
         Average Net Portfolio Yield ...........................................              --              12.98%
(xv)  Minimum Base Rate ........................................................              --               5.55%
        Excess Spread ..........................................................              --               7.42%
(xvi)  Principal Funding Account Balance .......................................              --               0.00
(xvii)  Accumulation Shortfall .................................................              --               0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period ........              --     September_2005
        Accumulation Period Length .............................................              --                N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ...................              --               0.00
        Required Reserve Account Amount ........................................              --       2,471,000.00
        Available Reserve Account Amount .......................................              --               0.00
        Covered Amount .........................................................              --               0.00
(xx)  Aggregate Interest Rate Caps Notional Amount .............................              --     600,000,000.00
        Deposit to the Caps Proceeds Account ...................................              --               0.00
(xxi)  Net Excess Spread Trigger Event Occurrence ..............................              --                 No
          Invested Amount ......................................................              --     754,716,000.00
          Current One Month Excess Spread (%) ..................................              --               7.42%
          Current Three Month Average Excess Spread (%) ........................              --               7.28%
          Note Reserve (%) .....................................................              --               0.00%
          Note Reserve Maximum as of 6/16/05 ($) ...............................              --                  0
              Note Reserve A/C,  Beginning Balance, 5/01/05 ....................              --                  0
              Current Month Deposits ...........................................              --                  0
              Current Month Releases ...........................................              --                  0
          Note Reserve Account, Ending Balance, 5/31/05 ........................              --                  0
          Class D Reserve Maximum ($) ..........................................              --          9,612,240
              Class D Reserve A/C,  Beginning Balance, 5/01/05 .................              --          9,750,840
              Current Month Deposits ...........................................              --                  0
              Current Month Releases ...........................................              --        -138,600.00
          Class D Reserve Account, Ending Balance, 5/31/05 .....................              --          9,612,240

* Effective January 26, 2005, Class D Securities were issued out of the Excess Collateral of 2004-2. The interest due to these class D investors has been added to the Excess Collateral Security Interest Distributed.